Exhibit 24.1

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Starks, John C. Heinmiller and Pamela S. Krop, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to the registration of convertible debt securities and the underlying shares of common stock of St. Jude Medical, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 23rd day of February, 2007, by the following persons:

Signature	Title

President, Chief Executive Officer and Chairman

Daniel J. Starks	(principal executive officer)

Executive Vice President and Chief Financial Officer

John C. Heinmiller	(principal financial and accounting officer)

/s/ John W. Brown	Director

John W. Brown

/s/ Richard R. Devenuti	Director

Richard R. Devenuti

/s/ Stuart M. Essig	Director

Stuart M. Essig

/s/ Thomas H. Garrett III	Director

Thomas H. Garrett III

/s/ Michael A. Rocca	Director

Michael A. Rocca

/s/ David A. Thompson	Director

David A. Thompson

/s/ Stefan K. Widensohler	Director

Stefan K. Widensohler

/s/ Wendy L. Yarno	Director

Wendy L. Yarno